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                                                                    Exhibit 12.1

                         THE J.H. HEAFNER COMPANY, INC.
     Statement Regarding: Computation of Ratio of Earnings to Fixed Charges
                          and Preferred Stock Dividends
                  (Amounts in thousands, except ratio amounts)


                                                Three months     Three months       Six Months      Six Months
                                                    Ended            Ended            Ended           Ended
                                                  June 30,         June 30,          June 30,        June 30,
                                                    1999             1998              1999            1998
                                                 (unaudited)      (unaudited)      (unaudited)     (unaudited)
                                                ------------     ------------      -----------     -----------

Consolidated pretax income (loss) from
            continuing operations                   2,052           (1,518)               (1)           (2,275)
Interest                                            5,575            2,828            10,687             4,497
Interest portion of rent expense                    2,201            1,318             4,387             2,309
Preferred stock dividend requirements of
            majority-owned subsidiaries              --               --                --                --
                                                  -------          -------           -------           -------

EARNINGS                                            9,828            2,628            15,073             4,531
                                                  =======          =======           =======           =======



Interest                                            5,575            2,828            10,687             4,497
Interest portion of rent expense                    2,201            1,318             4,387             2,309
Preferred stock dividend requirements of
            majority-owned subsidiaries              --               --                --                --
                                                  -------          -------           -------           -------

FIXED CHARGES                                       7,776            4,146            15,074             6,806
                                                  =======          =======           =======           =======


RATIO OF EARNINGS TO FIXED CHARGES                   1.26             --                --                --
                                                  =======          =======           =======           =======